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                                                                   EXHIBIT 16.3


                              [IBDO LETTERHEAD]


July 27, 2000
Securities and Exchange Commission
450 5th Street N.W.
Washington D.C., 20549



Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 13, 2000, to be filed by our former client, Inamed Corporation and Subsidiaries. We agree with the statements made in response to that Item insofar as they relate to our Firm.



Very truly yours,

/s/ BDO SEIDMAN, LLP